Exhibit 99.1
SelectQuote, Inc. Reports Fourth Quarter of Fiscal Year 2025 Results

Fourth Quarter of Fiscal Year 2025 – Consolidated Earnings Highlights

•Revenue of $345.1 million
•Net income of $12.9 million
•Adjusted EBITDA* of $2.7 million

Fiscal Year 2026 Guidance Ranges:

•Revenue expected in a range of $1.650 billion to $1.750 billion
•Adjusted EBITDA* expected in a range of $120 million to $150 million

Fourth Quarter Fiscal Year 2025 – Segment Highlights

Senior
•Revenue of $82.5 million
•Adjusted EBITDA* of $7.7 million
•Approved Medicare Advantage policies of 85,344

Healthcare Services
•Revenue of $214.0 million
•Adjusted EBITDA* of $11.9 million
•108,018 SelectRx members

Life
•Revenue of $48.0 million
•Adjusted EBITDA* of $6.9 million

OVERLAND PARK, Kan., August 21, 2025--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the fourth quarter of fiscal year 2025 of $345.1 million compared to consolidated revenue for the fourth quarter of fiscal year 2024 of $307.2 million. Consolidated net income for the fourth quarter of fiscal year 2025 was $12.9 million compared to consolidated net loss for the fourth quarter of fiscal year 2024 of $31.0 million. Finally, consolidated Adjusted EBITDA* for the fourth quarter of fiscal year 2025 was $2.7 million compared to consolidated Adjusted EBITDA* for the fourth quarter of fiscal year 2024 of $14.4 million.

Tim Danker, SelectQuote Chief Executive Officer, commented “The strength of our holistic healthcare services model was broadly exhibited in fiscal 2025, and we firmly believe the years ahead will increasingly drive substantial value for each of our stakeholders. Policyholders and patients will continue to benefit from our information advantage through tailored advice and healthcare solutions, which ultimately result in better health outcomes. Our insurance and healthcare service partners benefit from better treatment fit and adherence, which eliminates waste and serves to ease the historical trend of rising healthcare costs for Americans. Additionally, we believe our shareholders will benefit as SelectQuote’s diverse breadth of revenues drive increasing cash flow, which will accelerate and compound with new growth initiatives in the future.”

Mr. Danker continued, “We are proud to have delivered financial results well in excess of our initial expectations for the 3rd consecutive year. Over that period, our Adjusted EBITDA results have outperformed our forecasts by more than 20% each year. Our leadership and workforce have accomplished these results through significant change in Medicare Advantage in each year. We credit the talent and hard work of our people and are exceedingly proud of the track record SelectQuote has built as an agile, innovative and reliable source of value for Americans seeking healthcare that best fits their needs.”

* See “Non-GAAP Financial Measures” below.

Segment Results

We currently have three reportable segments: 1) Senior, 2) Healthcare Services and 3) Life. The performance measures of the segments include total revenue and Adjusted EBITDA.* Costs of commissions and other services revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is our segment profit measure to evaluate the operating performance of our business. We define Adjusted EBITDA as income (loss) before income tax expense (benefit) plus: (i) interest expense, net; (ii) depreciation and amortization; (iii) share-based compensation; (iv) goodwill, long-lived asset, and intangible assets impairments; (v) transaction costs; (vi) loss on disposal of property, equipment and software, net; (vii) other non-recurring expenses and income; (viii) changes in fair value of warrant liabilities. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended June 30,			Year Ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$82,464	$114,143	(28)%	$600,393	$655,849	(8)%
Adjusted EBITDA*	7,722	27,872	(72)%	161,671	166,744	(3)%
Adjusted EBITDA Margin*	9%	24%		27%	25%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended June 30,			Year Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	85,979	117,091	(27)%	674,851	720,027	(6)%
All other (1)	21,438	15,260	40%	87,413	72,906	20%
Total	107,417	132,351	(19)%	762,264	792,933	(4)%
(1) Represents the submitted policies for Medicare supplement, dental, vision and hearing, prescription drug plan and other.

* See “Non-GAAP Financial Measures” below.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended June 30,			Year Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	85,344	107,272	(20)%	592,874	625,245	(5)%
All other (1)	19,979	13,849	44%	70,295	62,419	13%
Total	105,323	121,121	(13)%	663,169	687,664	(4)%
(1) Represents the approved policies for medicare supplement, dental, vision and hearing, prescription drug plan and other.

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended June 30,			Year Ended June 30,
(dollars per policy):	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	$837	$847	(1)%	$884	$910	(3)%
All other (1)	125	186	(33)%	134	146	(8)%
(1) Represents the weighted average LTV per approved policy.

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended June 30,			Year Ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$214,028	$145,223	47%	$742,705	$478,508	55%
Adjusted EBITDA*	11,853	909	1,204%	25,387	7,821	225%
Adjusted EBITDA Margin*	6%	1%		3%	2%
Operating Metrics

Members

The total number of SelectRx members represents the amount of active customers to which an order has been shipped and the prescriptions per day represents the total average prescriptions shipped per business day. These two metrics are the primary drivers of revenue for Healthcare Services.

* See “Non-GAAP Financial Measures” below.

The following table shows the total number of SelectRx members as of the periods presented:

	June 30, 2025	June 30, 2024
Total SelectRx Members	108,018	82,385

The total number of SelectRx members increased by 31% as of June 30, 2025, compared to June 30, 2024, due to our strategy to grow SelectRx membership.

The following table shows the average prescriptions shipped per day for the periods presented:

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Prescriptions Per Day	30,630	22,950	27,867	18,935

Combined Senior and Healthcare Services - Consumer Per Unit Economics

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended June 30,
(dollars per approved policy):	2025	2024
MA and MS approved policies	594,572	627,130
MA and MS commission per MA / MS policy	$885	$910
Other commission per MA/MS policy	12	12
Pharmacy revenue per MA/MS policy	1,219	741
Other revenue per MA/MS policy	86	146
Total revenue per MA / MS policy	2,202	1,809
Total operating expenses per MA / MS policy	(1,937)	(1,530)
Adjusted EBITDA per MA/MS policy *	$265	$279
Adjusted EBITDA Margin per MA/MS policy *	12%	15%
Revenue / CAC multiple	6.1X	4.5X

Total revenue per MA/MS policy increased 22% for the twelve months ended June 30, 2025, compared to the twelve months ended June 30, 2024, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy increased 27% for the twelve months ended June 30, 2025, compared to the twelve months ended June 30, 2024, driven by an increase in cost of goods sold-pharmacy revenue for Healthcare Services due to the growth of the business.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended June 30,			Year Ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$47,984	$42,074	14%	$172,978	$157,930	10%
Adjusted EBITDA*	6,922	7,217	(4)%	26,669	20,164	32%
Adjusted EBITDA Margin*	14%	17%		15%	13%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended June 30,			Year Ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Term Premiums	$19,989	$18,074	11%	$71,448	$70,450	1%
Final Expense Premiums	30,807	23,789	30%	105,099	86,600	21%
Total	$50,796	$41,863	21%	$176,547	$157,050	12%

* See “Non-GAAP Financial Measures” below.

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community on August 21, 2025, beginning at 8:30 a.m. ET. To register for this conference call, please use this link: https://registrations.events/direct/Q4I547808. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA, which is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to any similarly titled measure presented by other companies. We define Adjusted EBITDA as net income (loss) before income tax expense (benefit), plus interest expense, depreciation and amortization, changes in fair value of warrant liabilities, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss) before income tax expense (benefit). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Reconciliations of net income (loss) before income tax expense (benefit) to Adjusted EBITDA are presented below beginning on page 12. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable GAAP measure without unreasonable effort because it is not possible to predict certain information included in the calculation of such GAAP measure, including the fair value of outstanding warrants to purchase shares of the Company's common stock. The unavailable information could have a significant impact on the Company's GAAP financial results.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation and tariffs; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; existing or potential litigation and other legal proceedings or inquiries, including the Department of Justice action alleging violations of the federal False Claims Act; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, contractual reimbursement rates, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise..

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies, allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. Today, the Company operates an ecosystem offering high touchpoints for consumers across insurance, pharmacy, and virtual care.

With an ecosystem offering engagement points for consumers across insurance, Medicare, pharmacy, and value-based care, the company now has three core business lines: SelectQuote Senior, SelectQuote Healthcare Services, and SelectQuote Life. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, SelectPatient Management, a provider of chronic care management services, and Healthcare Select which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2025	June 30, 2024
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and restricted cash	$35,733	$42,690
Accounts receivable, net of allowances of $11.8 million and $8.2 million, respectively	151,388	150,035
Commissions receivable-current	132,077	119,871
Other current assets	21,844	20,327
Total current assets	341,042	332,923
COMMISSIONS RECEIVABLE—Net	818,751	761,446
PROPERTY AND EQUIPMENT—Net	14,577	18,973
SOFTWARE—Net	15,060	13,978
OPERATING LEASE RIGHT-OF-USE ASSETS	24,635	23,437
INTANGIBLE ASSETS—Net	1,973	10,194
GOODWILL	29,438	29,438
OTHER ASSETS	3,880	3,519
TOTAL ASSETS	$1,249,356	$1,193,908

LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$59,205	$36,587
Accrued expenses	13,856	16,904
Accrued compensation and benefits	58,788	57,594
Operating lease liabilities—current	4,820	4,709
Current portion of long-term debt	68,523	45,854
Contract liabilities	698	8,066
Other current liabilities	7,020	4,873
Total current liabilities	212,910	174,587
LONG-TERM DEBT, NET—less current portion	316,589	637,480
DEFERRED INCOME TAXES	37,872	37,478
OPERATING LEASE LIABILITIES	25,982	25,685
OTHER LIABILITIES	80,485	1,877
Total liabilities	673,838	877,107

	June 30, 2025	June 30, 2024
COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK:
Senior Non-Convertible Preferred Stock, $0.01 par value, 350,000 shares and no shares issued and outstanding as of June 30, 2025 and June 30, 2024, respectively, current liquidation preference of $367.1 million and $0.0 million as of June 30, 2025 and June 30, 2024, respectively	224,374	—
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,728	1,694
Additional paid-in capital	571,605	580,764
Accumulated deficit	(222,189)	(269,769)
Accumulated other comprehensive income	—	4,112
Total shareholders’ equity	351,144	316,801
TOTAL LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY	$1,249,356	$1,193,908

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
REVENUE:
Commissions and other services	$134,503	$165,656	$797,841	$856,923
Pharmacy	210,599	141,552	728,753	464,853
Total revenue	345,102	307,208	1,526,594	1,321,776

OPERATING COSTS AND EXPENSES:
Cost of commissions and other services revenue	58,844	64,548	305,127	318,798
Cost of goods sold—pharmacy revenue	182,312	120,644	630,340	405,004
Marketing and advertising	65,283	70,181	319,505	358,858
Selling, general, and administrative	9,594	43,993	164,442	141,042
Technical development	41,591	9,233	38,681	33,524
Total operating costs and expenses	357,624	308,599	1,458,095	1,257,226

INCOME (LOSS) FROM OPERATIONS	(12,522)	(1,391)	68,499	64,550

INTEREST EXPENSE, NET	(12,226)	(23,409)	(79,385)	(93,551)
CHANGE IN FAIR VALUE OF WARRANTS	34,181	—	59,525	—
OTHER EXPENSE, NET	(58)	(15)	(128)	(65)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	9,375	(24,815)	48,511	(29,066)
INCOME TAX EXPENSE (BENEFIT)	(3,493)	6,202	931	5,059

NET INCOME (LOSS)	$12,868	$(31,017)	$47,580	$(34,125)
Senior Non-Convertible Preferred Stock accumulated dividends and accretion	$(16,762)	$—	$(22,548)	$—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(3,894)	$(31,017)	$25,032	$(34,125)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE:
Basic	$(0.02)	$(0.18)	$0.14	$(0.20)
Diluted	$(0.02)	$(0.18)	$0.01	$(0.20)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	184,201	169,204	176,148	168,519
Diluted	184,201	169,204	181,895	168,519

OTHER COMPREHENSIVE LOSS NET OF TAX:
Change in cash flow hedge	—	(2,364)	(4,112)	(9,567)
OTHER COMPREHENSIVE LOSS	—	(2,364)	(4,112)	(9,567)
COMPREHENSIVE INCOME (LOSS)	$12,868	$(33,381)	$43,468	$(43,692)

SELECTQUOTE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,868	$(31,017)	$47,580	$(34,125)
Adjustments to reconcile net income (loss) to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	4,876	6,407	20,460	24,998
Loss on disposal of property, equipment, and software	80	523	240	536
Impairment of long-lived assets	4,209	—	4,209	—
Share-based compensation expense	4,852	3,304	18,357	13,816
Deferred income taxes	(2,576)	3,314	1,849	1,163
Amortization of debt issuance costs and debt discount	1,367	1,279	5,247	6,142
Write-off of debt issuance costs	—	—	93	293
Accrued interest payable in kind	713	5,254	14,013	19,577
Change in fair value of warrants	(34,181)	—	(59,525)	—
Non-cash lease expense	1,072	404	3,922	2,349
Bad debt expense	—	—	4,203	—
Changes in operating assets and liabilities:
Accounts receivable, net	33,491	103,722	(5,555)	5,203
Commissions receivable	(35,745)	(48,194)	(69,510)	(40,819)
Other assets	(5,938)	653	(6,282)	(1,967)
Accounts payable and accrued expenses	(21,936)	(28,726)	19,226	7,347
Operating lease liabilities	(1,137)	(1,095)	(4,711)	(4,897)
Other liabilities	503	4,167	(5,482)	15,620
Net cash provided by (used in) operating activities	(37,482)	19,995	(11,666)	15,236
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(501)	(268)	(2,191)	(3,382)
Proceeds from sales of property and equipment	—	—	—	253
Purchases of software and capitalized software development costs	(2,610)	(2,219)	(9,123)	(8,284)
Acquisition of business	—	(3,433)	—	(3,433)
Net cash used in investing activities	(3,111)	(5,920)	(11,314)	(14,846)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	—	—	166,900	—
Payments on revolving line of credit	—	—	(166,900)	—
Payments on Term Loans	(3,573)	(8,471)	(388,216)	(38,883)
Proceeds from ABS Notes	—	—	99,095	—
Payments on ABS Notes	(4,855)	—	(16,577)	—
Payments on other debt	(108)	(37)	(312)	(149)
Proceeds from common stock options exercised and employee stock purchase plan	(14)	74	98	81
Proceeds from issuance of Senior Non-Convertible Preferred Stock	—	—	337,855	—
Senior Non-Convertible Preferred Stock issuance costs	—	—	(7,076)	—
Payments of tax withholdings related to net share settlement of equity awards	(13)	(1)	(5,032)	(374)
Payments of debt issuance costs	—	(758)	(2,479)	(1,531)
Net cash provided by (used in) financing activities	(8,563)	(9,193)	17,356	(40,856)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(49,156)	4,882	(5,624)	(40,466)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	86,222	37,808	42,690	83,156
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$37,066	$42,690	$37,066	$42,690

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Income (Loss) before income tax expense (benefit) Reconciliation
(Unaudited)

	Three Months Ended June 30, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$82,464	$214,028	$47,984	$344,476
Less:
Cost of commissions and other services revenue	(32,391)	(5,536)	(18,020)
Cost of goods sold - pharmacy revenue	—	(180,988)	—
Marketing expense	(41,752)	(1,950)	(22,813)
Technical development	—	(495)	—
Selling, general, and administrative	(599)	(13,206)	(229)
Adjusted Segment EBITDA	7,722	11,853	6,922	26,497
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				950
Corporate				(24,753)
Share-based compensation expense				(4,852)
Transaction costs				(1,257)
Depreciation and amortization				(4,876)
Loss on disposal of property, equipment, and software, net				(80)
Impairment of long-lived assets				(4,209)
Change in fair value of warrants				34,181
Interest expense, net				(12,226)
Income before income tax expense (benefit)				$9,375

	Three Months Ended June 30, 2024
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$114,143	$145,223	$42,074	$301,440
Less:
Cost of commissions and other services revenue	(37,534)	(5,025)	(15,287)
Cost of goods sold - pharmacy revenue	—	(119,520)	—
Marketing expense	(48,138)	(1,700)	(19,279)
Technical development	—	(835)	—
Selling, general, and administrative	(599)	(17,234)	(291)
Adjusted Segment EBITDA	27,872	909	7,217	35,998
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				2,474
Corporate				(24,115)
Share-based compensation expense				(3,304)
Transaction costs				(5,529)
Depreciation and amortization				(6,407)
Loss on disposal of property, equipment, and software, net				(523)
Interest expense, net				(23,409)
Loss before income tax expense (benefit)				$(24,815)

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Income (Loss) before income tax expense (benefit) Reconciliation
(Unaudited)

	Year Ended June 30, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$600,393	$742,705	$172,978	$1,516,076
Less:
Cost of commissions and other services revenue	(201,933)	(25,163)	(65,047)
Cost of goods sold - pharmacy revenue	—	(625,389)	—
Marketing expense	(234,335)	(8,038)	(80,269)
Technical development	—	(2,187)	—
Selling, general, and administrative	(2,454)	(56,541)	(993)
Adjusted Segment EBITDA	161,671	25,387	26,669	213,727
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				10,597
Corporate				(98,070)
Share-based compensation expense				(18,357)
Transaction costs				(14,617)
Depreciation and amortization				(20,460)
Loss on disposal of property, equipment, and software, net				(240)
Impairment of long-lived assets				(4,209)
Change in fair value of warrants				59,525
Interest expense, net				(79,385)
Income before income tax expense (benefit)				$48,511

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Income (Loss) before income tax expense (benefit) Reconciliation
(Unaudited)

	Year Ended June 30, 2024
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$655,849	$478,508	$157,930	$1,292,287
Less:
Cost of commissions and other services revenue	(216,348)	(17,438)	(60,017)
Cost of goods sold - pharmacy revenue	—	(400,821)	—
Marketing expense	(269,867)	(6,260)	(76,513)
Technical development	—	(915)	—
Selling, general, and administrative	(2,890)	(45,253)	(1,236)
Adjusted Segment EBITDA	166,744	7,821	20,164	194,729
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				14,127
Corporate				(91,863)
Share-based compensation expense				(13,816)
Transaction costs				(13,158)
Depreciation and amortization				(24,998)
Loss on disposal of property, equipment, and software, net				(536)
Interest expense, net				(93,551)
Loss before income tax expense (benefit)				$(29,066)